UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2012

FISHER COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-22439	91-0222175
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

140 Fourth Avenue, N., Suite 500, Seattle, Washington	98109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 404-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        On December 30, 2012, Peter E. Murphy notified the Board of Directors (the “Board”) of Fisher Communications, Inc. (the “Company”) of his decision to resign from the Board effective immediately. Mr. Murphy’s resignation was not due to any disagreement with the Company or the Board. Mr. Murphy resigned from the Board as a result of his decision to join the Board of Directors of The Tribune Company as it emerges from Chapter 11 bankruptcy. Tribune owns and operates television stations KCPQ and KZJO in Seattle, Washington and KRCW-TV in Portland, Oregon. Because the Company also owns and operates television stations in Seattle, Washington and Portland Oregon, Mr. Murphy’s resignation was made to ensure continued compliance with the Federal Communications Commission’s media ownership rules upon his joining of the Tribune Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2012	FISHER COMMUNICATIONS, INC.

	By	/s/ Christopher J. Bellavia
Christopher J. Bellavia
Senior Vice President and General Counsel